UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 16, 2008

WHITNEY INFORMATION NETWORK, INC.

(Exact name of registrant as specified in its charter)

COLORADO	0-27403	84-1475486
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1612 East Cape Coral Parkway, Cape Coral Florida 33904

(Address of principal executive offices)

(239) 542-0643

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2008, Whitney Information Network, Inc. (the “Company”) and Anne M. Donoho, the Company’s Chief Financial Officer, entered into a Severance Agreement, which provides that Ms. Donoho will receive certain severance payments for reasons described in the Severance Agreement if her employment is terminated prior to December 4, 2010.

The Severance Agreement provides that, upon termination of Ms. Donoho “Other than for Cause” or in connection with a “Change in Control” (in each case as such term is defined in the Severance Agreement), Ms. Donoho shall be paid her base salary for a period of twelve months commencing on the date her employment was terminated, provided that all other terms of the Severance Agreement are met.

In the event of a Voluntary Termination or Termination for Cause (in each case, as such term is defined in the Severance Agreement), Ms. Donoho will not be entitled to any severance pay or other benefits as set forth in the Severance Agreement.

A copy of the Severance Agreement is attached as Exhibit 10.1 to this report and is incorporated herein by this reference.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits.

10.1         Severance Agreement dated December 16, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 22, 2008	WHITNEY INFORMATION NETWORK, INC.

/s/ Charles M. Peck
Charles M. Peck
Chief Executive Officer